(English Translation)

Exhibit 10.7

Contract for the Project of Traffic Statistics Information System (Phase I)

Name of Project: Phase I Project of Traffic Statistical Information System

Party A: Scientific Research Institute under the Ministry of Transportation and Communications

Party B:

Beijing Join-Cheer Software Co., Ltd.

Beijing PKU Chinafront Technology Co., Ltd.

Signing Place: Beijing

Signing Date: Aug 2006

Validity Period: Aug 01, 2006 through to Jan 31, 2011

1. Scope of Contract

The scope of contract includes: purchasing, installation, development, debugging of system applications, system hardware platform and system software platform, preparation of criteria and standard, data processing, system integration, joint debugging, trial operation, system training, technical support, and after-sale services, etc.

2. Main Contents of Contract

2.1 Definitions

Unless otherwise specified, relative phrase, terms under the Contract shall be interpreted with the following definitions and descriptions:

1)	Party A: refers to the units who purchase all items under the Contract specified in terms and conditions of the Contract.

2)	Party B: refers to the enterprise(s) or unit(s) who provide(s) all items under the Contract and has a single or several independent qualifications specified in terms and conditions of the Contract.

3)
Contract: refers to the Contract signed and entered into between Party A and Party B, including the Contract and all annexes, and any efficient modification made in accordance with provisions of the Contract.

4)	All items under the Contract: refer to all hardware & software products, services and other technical data provided by Party B to Party A in accordance with provisions of the Contract.

5)
“Software”: refers to computer programme consisting of hardwired logic instruction and machine-readable code in storage system (including but not limited to semi-conductor device or system), which may offer basic logic and operative instruction and applications related instruction relating to users, including relative documents for description, maintenance and applications. Software includes system software and applications.

6)	“System Software”: refers to third party software Party B legally utilizes to develop applications.

7)	“Applications”: refers to the software developed and prepared for Party A in accordance with business and technical requirements of the Contract, including technical document and technical data, etc.

8)
“Technical Document” and “Technical Data”: refer to all documents and materials related to design, installation, integration, debugging, test, inspection, training, operation and maintenance of software, technical development and services, and applications specified in the Contract.

9)
Goods: refer to hardware equipments and system software products provided by Party B in accordance with provisions of the Contract, and system developed, data processed, and criteria and standard prepared, and all related documents as well.

10)
Services: refer to the relative services undertaken by Party B in accordance with provisions of the Contract, such as, installation of equipment, system integration, provision of technical assistance, personnel training and other duties that Party B shall undertake in accordance with the Contract.

11)
Project Site: refers to the site for installation and operation of all items under the Contract, i.e. machine room of Traffic Info Center of Scientific Research Institute under the Ministry of Transportation and Communications.

12)	Contract Currency: refers to the currency used for payment of the Contract, i.e. RMB.

13)
Contract Price: refers to the amount that Party A shall pay Party B in accordance with provisions of the Contract after Party B completely and appropriately implements the specified duties. Such amount shall not be influent by price fluctuation.

14)	“Project” refers to Phase I Project of Traffic Statistical Information System.

15)
“Preliminary Acceptance” refers to the test and inspection carried out by Party A with assistance of Party B after the completion of system installation and debugging, and meeting all function requirements of Party A for normal purpose; should all technical related requirements be achieved, both parties shall sign Report for Preliminary Acceptance.

16)
“Final Acceptance” refers to the final acceptance carried out by Party A and Party B against the system after a stable operation period; if qualified, both parties shall sign Report for Final Acceptance.

17)	Day: refers to calendar day.

18)	Force Majeure: refers to serious natural disaster and mischance (such as typhoon, flood, earthquake, fire and blast, etc), war (whether there be a declaration of war or not), rebellion, riot, etc.

19)	“Corruptive Behavior” refers to the behaviors of providing, giving, accepting or asking for any valuable articles for bribing Party A’s personnel, which influence the implementation of the Contract.

20)	“Fraudulent Behavior” refers to the behavior of giving false report so as to influence the procurement or implementation of the Contract, and impairs Party A’s benefit.

2.2 Terms of Payment

Total contract amount shall be paid by Party A to Party B in proportion and in installments:

2.2.1 After the Contract becomes valid, Party A shall pay Party B advance payment accounting for 30% of total contract amount within 10 working days upon receiving the following bill of document;

1) One original copy of formal commercial invoice, with an amount accounting for 30% of total contract amount;

2) Performance bond accounting for 2% of total contract amount or original copy of performance guarantee.

2.2.2 Party A shall make the payment accounting for 12% of total contract amount within 10 working days upon receiving the following bill of document after all hardware equipments and system software arrived and went through acceptance;

1) One original copy of formal commercial invoice, with an amount accounting for 12% of total contract amount;

2) One original copy of ex-factory certificate of conformity offered by hardware equipment and system software manufacturers;

3) One original copy and three duplicate copies of CLP offered by hardware equipment and system software manufacturers;

4) One original copy of Certificate of Origin for hardware equipments and system software;

5) Three copies of Import Entry for hardware equipments and system software;

2.2.3 Finish preparing system design documents for software development, preparation of criteria and standard and processing of data, and after obtaining Party A’s formal recognition, Party A shall make the payment accounting for 23% of total contract amount within 10 days upon receiving the following bill of document;

1) One original copy of formal commercial invoice, with an amount accounting for 23% of total contract amount;

2) Three copies for work outlines of data processing and preparation of criteria and standard, and system design proposal for software development respectively;

3) Three copies of recognition formally signed by Party A.

2.2.4 After the system passes the preliminary acceptance, Party A shall make the payment accounting for 25% of total contract amount within 10 working days upon receiving the following bill of document:

1) One original copy of formal commercial invoice, with an amount accounting for 25% of total contract amount;

2) Certificate of Preliminary Acceptance for system signed by both parties.

2.2.5 After three month trial operation and passing the final acceptance, Party A shall make the payment accounting for 5% of total contract amount within 10 working days upon receiving the following bill of document:

1) One original copy of formal commercial invoice, with an amount accounting for 5% of total contract amount;

2) Certificate of Final Acceptance for system signed by both parties.

2.2.6 The rest 5% of total contract amount shall act as quality bond. For hardware equipments and system software, Party A shall make the payment within 10 days after the warranty period is expired without any quality default; for developed applications, Party A shall make the payment within 10 days after the Contracted warranty period is expired; should any quality issue happens, Party A has the right to deduct corresponding part of payment.

2.3 Implementation of Project

2.3.1 Construction Period of the Contract shall be 15 months since the validity of the Contract with signature signed.

2.3.2 During such period, Party B shall be responsible for implementation of purchasing, inspection, delivery of goods, installation & debugging, software development, system integration, trial operation, acceptance, technical training and technical support, etc relating to all equipments under the Contract; before implementation of the Project, Party B shall, in accordance with its bidding commitment, prepare detailed schedule for construction & organization, and submit for Party A’s approval;

2.3.3 Party B shall offer the technical data necessary for design, installation, integration, debugging, test, inspection, training, operation and maintenance of Phase I Project of Traffic Statistical Information System in batches in accordance with provisions of the Contract and Technical Specifications.

2.3.4 Should any missing, loss of or damage to goods and technical data found upon the check of representative of Party A, and not arising out of Party A, Party B shall offer the parts missing, lost or damaged free of charge to the site within 30 days (for emergency, time limit shall be 10 days) after receiving the notice from Party A. Should any missing, loss or damage arise out from Party A, Party B shall offer such parts to the site within 30 days (for emergency, time limit shall be 10 days) after receiving the notice from Party A, with the charge borne by Party A;

2.3.5 Should any great issue need to be studied and negotiated between both parties in time, either party may call for a meeting, and in general, the other party shall agree to participate;

2.3.6 Both parties shall keep memo for meetings or contacts during each meeting and other communicating methods, and contents of memo shall be binding to both parties. Should any modification of terms and conditions of the Contract be involved, such modification shall go through the approval of representatives of both parties, and the modified edition shall prevail. Should any great change of technical proposal and contract price be involved, such modification or change must go through the evaluation procedure of original approval unit of the Contract before being carried out.

2.4 Inspection and Test

2.4.1 Hardware equipments and system software purchased in accordance with the Contract shall be inspected by the manufacturer, with quality certificate and inspection records provided accordingly, and if any cost incurred, such cost shall be borne by Party B. Party B shall provide such quality certificate and inspection record to Party A.

2.4.2 Party A has the right to carry out inspection (including power-on or boot-strap inspection which Party A thinks necessary) against appearance, size, quantity and operation situation of hardware equipments and system software, and carry out test against the system developed by Party B in project site; such inspection and test shall be carried out in accordance with relative requirements of Technical Specifications, and specialized equipments or devices shall be provided by Party B.

2.4.3 Should any failure or default be found in part or whole products through such inspection and test, Party A has the right to deal with such failure and default with any of the following methods, and costs incurred shall be borne by Party B:

1) require Party B to correct the failure or default, and then carry out the inspection and test one more time till the products go through the inspection and test;

2) should the products not pass the inspection and test yet after Party B made correction of failure and default within a reasonable period in accordance with the requirements of above sub-clause 1), Party A has the right to claim for compensation against Party B in accordance with provisions of the Contract.

2.4.4 Should any dispute against the results of such inspection and test appear, either party may apply to have local quality supervision department or inspection authority participate in such inspection and test and issue the certificate, and such certificate shall act as efficient evidence when Party A claims for compensation against Party B.

2.4.5 For imported goods provided to Party A, Party B shall guarantee complete import procedures, and compliance with relative laws and regulations of the People’s Republic of China, or, Party B shall bear all responsibilities.

2.5 Acceptance

2.5.1 Acceptance of project consists of preliminary acceptance and final acceptance, mainly complying with the following standards and rules:

1) evaluation standard for quality inspection and national related technical specifications;

2) the Contract and all annexes;

3) acceptance outline and relative documents recognized by Party A.

2.5.2 Preliminary acceptance shall be organized by Party A, with Party A, Party B, and personnel from system inspection and quality supervision organization retained by Party A consisting acceptance team to issue report of preliminary acceptance. The report shall be in quadruplicate, with Party A and Party B holding two copies each. The cost shall be borne by Party B.

2.5.3 After preliminary acceptance, enter trail operation of system. After the expiring of trail operation, Party B shall offer Party A with final application report and four sets of acceptance materials, and prepare final acceptance in accordance with national related regulations and procedures. Final acceptance shall be organized by Party A, with acceptance expert team consisting of relative technical experts to conduct quality evaluation for the Project, and issuing report of final acceptance. The report shall be in quadruplicate, with Party A and Party B holding two copies each. The cost shall be borne by Party B.

2.6 Training

2.6.1 Party B must fully guarantee the technical performance and quantity specified in the Technical Specifications, to provide Party A with qualified hardware equipments, software products and related services, and to assume all responsibilities and duties.

2.6.2 For all hardware equipments, software products, and system developed and data processed, Party B shall offer Party A with 36 month warranty period. The beginning date is the date when the Project passes final acceptance.

2.6.3 Should contracted equipments stop operation or their installation be postponed for replacement or repairing of default equipments due to Party B’s reason, warranty period shall be extended with the equal period for actual repairing or replacement; should any serious default be found due to Party B’s reason, warranty period of such equipment or system shall be extended by one year.

2.6.4 Party B must undertake full responsibility for such issues as goods supply, interface of equipment and technique, technical services, etc relating to the Contract. For any other equipment and installation connecting with the equipments under the Contract, Party B shall be responsible for providing technical matching service, without any additional fees aroused outside contract price.

2.6.5 Party B shall provide Party A performance bond with an amount accounting for 2% total contract amount before formally signing and entering into the Contract. The performance bond may be provided in the form of cheque for transfer, banker’s draft, cash or performance guarantee. Should Party B use performance guarantee, its validity period must be longer that that of the Contract, and related fees shall be borne by Party B.

2.6.6 Without the permission of Party A, Party B shall not change project manager and major technical personnel related to applications and system integration, etc.

2.7 Maintenance

2.7.1 Within construction of the Project, Party B shall be responsible for installation, debugging, training and services related to the Project in accordance with the Contract;

2.7.2 Within warranty period, Party B shall offer site services free of charge.

2.7.3 For relative troubles arising out from operation of system, in general, Party B shall give response within 4 hours; for emergency, Party B shall give response within 1 hour, and if any site service needed, Party B shall arrive at the site within 2 hours.

2.7.4 Within warranty period, if any default found, Party A shall inform Party B in written, and Party B shall provide relative equipments and services free of charge within the foresaid period upon receiving the notice. Party B shall bear all related costs and fees.

2.7.5 Should Party B fail to take any remedy within specified period upon receiving the notice, Party A may take necessary measures for remedy with the risks and costs borne by Party B, and other rights Party A reserves against Party B in accordance with the Contract shall not be influenced.

2.7.6 Within warranty period, Party B shall provide spare parts and maintenance services free of charge, and the price of spare parts provided after the expiring of warranty period shall not exceed the price of such spare parts covered in the Contract.

2.8 Breach of Contract and Claim for Compensation

2.8.1 Either party fails to perform it duties or responsibilities under the Contract shall be deemed breach of contract, and the defaulting party shall compensate the other party the economic loss it causes.

2.8.2 Once the Contract is signed, neither party is permitted to alter or terminate the Contract unilaterally; should either party terminate the Contract unilaterally, or alter the plan for project without the other party’s permission, and fails to make remedies within one week after receiving the notice on breach of contract, the other party has the right to terminate the Contract unilaterally and claim for compensation against the defaulting party.

2.8.3 For any loss caused by either party’s breach of contract, aggrieved party may claim for compensation, and the compensation shall be limited to direct loss with evidence, excluding the running or anticipated benefit, and any other correlative or indirect loss.

2.8.4 Except for the compensation judged by the Court or compromise fee regarding copyright infringement, other compensation caused by any other causes shall not exceed 10% of total contract amount;

2.8.5 Should Party B fail to delivery the Project under the Contract or offer the services (incl. technical documents) within the time specified in the Contract due to its own reasons, Party B must pay the compensation, and 0.05% of due amount shall be calculated as late fee per day. And Party A may consider to terminate the Contract in accordance with related provisions of the Contract.

2.8.6 Should Party A not make the payment in time without reasonable reasons, Party A must pay the compensation, and 0.05% of due amount shall be calculated as late fee per day.

2.8.7 Should any default found uncomplying with the Contract within warranty period be covered in the duties of Party B, Party A has the right to claim for compensation; should Party B have any dissidence, it shall bring forward such dissidence within 7 days after receiving the written notice from Party A, or, foresaid claim deems accepted by Party B;

2.8.8 Paying compensation shall not relieve both parties’ corresponding responsibilities and duties specified in the Contract.

2.9 Force Majeure

2.9.1 Should the implementation of either party’s duties be postponed due to the influence of force majeure, the postponed period shall be equal to the period that force majeure exists, however, contract price shall not be influenced by the postponing of implementation of duties.

2.9.2 The party suffering the force majeure shall inform the other party such situation via fax or telegraph as soon as possible after such force majeure appears, and within 10 days, provide the other party with certification document issued by relevant authority for the other party to confirm; meantime, the suffering party shall try its best to reduce such influence and delay arising out from such situation, and inform the other party as soon as the influence of force majeure disappears.

2.9.3 Should such influence of force majeure to both parties be estimated to exceed 60 days, both parties shall sign and enter into an agreement for further cooperation within reasonable period through friendly negotiation.

2.10 Confidential and IP Right

2.10.1 Party A has the right to hand out the materials related to the Contract provided by Party B to all parties correlative to the Project, and such behavior shall not constitute any infringement, and however, Party A shall not provide such material to any third party irrelated to the Project.

2.10.2 Whereas the Project involves lots of traffic statistical information, Party B shall sign Confidentiality Undertaking (see annex), and undertake related confidential responsibility.

2.10.3 For both parties’ materials with confidential stamps, both parties shall undertake confidential responsibility in accordance with national related regulation of confidential management.

2.10.4 Both parties have the responsibility to keep confidentiality for contract price of the Project.

2.10.5 During the implementation and after the completion of project, the ownership of the system and relative software, hardware, material, data, drawing and research achievements, etc shall belong to Party A, and without the consents of Party B, Party A may utilize foresaid articles at will free of charge.

2.10.6 All ownership such as copyright of system software, application right for patent, access right, transfer right, etc shall totally transfer to Party A; Party B has limited access right of the system, and should it utilize the system for exhibition, publicity, etc related non-commercial purpose, it must obtain Party A’s consent; it shall not be permitted to utilize part or whole of the system for other purpose or make it public or sale it to a third party.

2.10.7 Party B guarantees that it’s legal for Party A to use system hardware and software or any par of them provided by Party B within the territory of the People’s Republic of China; Party A shall not be involved in any infringement appealed by a third party, and such kind of use shall not incur any loss arising out of payment, damage, compensation, appeal, pursuing or legal action, or, Party B shall bear all results caused by foresaid behaviors.

2.10.8 Confidential and IP right related responsibilities of Party B shall keep valid after the termination or expiring of the Contract and without time limitation.

2.11 Taxation

2.11.1 Both parties shall bear the taxation related to implementation of the Contract imposed by China related authority in accordance with taxation related laws of the People’s Republic of China respectively. Party B guarantees it has paid all taxation against the equipments it provided in accordance with related laws and regulations of the People’s Republic of China, without tax dodging, tax evasion or smuggling behavior.

2.11.2 All liabilities arising out of unqualified tax ticket from Party B (incl. commercial liability and legal liability) and damage to Party A shall be borne by Party B.

2.12 Validity, Modification and Termination of Contract

2.12.1 The Contract shall become valid after both parties sign the signatures and Party A receives Performance Bond offered by Party B.

2.12.2 The Contract is prepared in Chinese in sextuplicate, with both parties holding three copies each.

2.12.3 Any supplement, addition or modification shall be made in written, and with the signatures and stamps of both parties’ representatives, become indiscerptible parts of the Contract, and have the same efficiency with the Contract; should any dispute appear between annexes and the Contract, the Contract shall prevail.

2.12.4 All communication contents between both parties shall be in written. For important issues, after giving notice via fax, delivery via registered letter or express mail shall be required.

2.12.5 The Contract shall expire when both parties finish implementing their responsibilities and duties respectively.

2.12.6 Party A shall inform Party B with written notice on breach of contract, and should Party B take no remedy for the following cases, Party A may require to terminate part or whole of the Contract:

1) Party B fails to provide partial or whole goods within the period specified in the Contract, or within the extension period agreed by Party A in accordance with provisions of the Contract;

2) Party B fails to perform any other duty specified in the Contract;

3) Party A finds out that Party B has corruptive or fraudulent behavior during the competition or implementation of the Contract.

2.12.7 Should Party B become bankruptcy or disability for repayment, Party A may in written inform Party B to terminate the Contract without any compensation paid to Party B. The termination of the Contract shall not impair or influence the power of Party A on any action or remedy it has taken or shall take.

2.13 Transfer and Sub-contracting of Contract

2.13.1 Unless agreed by Party A in advance, Party B shall not transfer its duties of implementation wholly or partially.

2.13.2 Once the Contract is signed, Party B shall not transfer or sub-contract whole or partial of the Project it contracted.

2.14 Settlement of Dispute

2.14.1 The Contract shall be interpreted in accordance with the current laws of the People’s Republic of China.

2.14.2 All disputes related to implementation of the Contract shall be settled through friendly negotiation. Should such dispute not be settled through friendly negotiation, either party may apply for arbitration or file an appeal with the people’s court.

3. Annexes of Contract

1) bid-winning notification

2) bidding document (incl. addendum document)

3) bid document (incl. clarification document)

4) clarification description for contract negotiation

5) organization & management and schedule of implementation of project

No contents included below.

Party A:

Scientific Research Institute under the Ministry of Transportation and Communications (stamp)

Authorized Representative: (signature)

Date: Aug 4, 2006

Party B:

Beijing Join-Cheer Software Co., Ltd. (stamp)

Combined Entity

Authorized Representative: (signature)

Date: Aug 4, 2006

Beijing Beijing PKU Chinafront Technology Co., Ltd. (stamp)

Authorized Representative: (signature)

Date: Aug 4, 2006